Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Robert J. Whelan
Chief Financial Officer
(617) 912-4220

Erica E. Smith
Investor Relations
(617) 912-3766
www.bostonprivate.com

BOSTON PRIVATE ANNOUNCES CONTINUING STRONG

RESULTS FOR FIRST QUARTER 2006

Boston, MA, April 26, 2006– Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) today reported its first quarter 2006 cash earnings of $0.44 per diluted share, up 18.9% from $0.37 in the first quarter of 2005. GAAP earnings for the first quarter 2006 increased 16.7% to $0.35 per diluted share versus $0.30 per diluted share for the first quarter of 2005. Both revenues and net interest margin also increased in the quarter.

Included in the financial performance are the results from the acquisition of Gibraltar Private Bank & Trust Company (“Gibraltar Private”), which Boston Private acquired on October 1, 2005. More detailed financial information regarding Gibraltar’s financial results is outlined later in the press release.

Also during the first quarter Boston Private announced the acquisition of Anchor Holdings LLC, a newly created, Boston-based, mid-cap value style investment holding company that owns Anchor Capital and Anchor / Russell. As of December 31, 2005, Anchor Capital had approximately $4.1 billion assets under management and approximately $22 million in annualized revenues. Anchor / Russell had approximately $450 million in assets under management and approximately $2 million of annualized revenues as of December 31, 2005. This transaction is expected to close in the second quarter of 2006.

Highlights

•	Total Revenues for the first quarter were up 40.2% to $81.9 million, compared to revenue of $58.4 million a year ago. (Gibraltar had revenues of $15.9 million in the first quarter of 2006).

•	Total Operating Expenses for the first quarter were up 37.7% to $59.7 million, compared to $43.3 million a year ago. (Gibraltar had operating expenses of $11.1 million in the first quarter of 2006).

•	Net Income for the first quarter was up 47.2% to $12.8 million, compared to $8.7 million a year ago. (Gibraltar had net income of $2.4 million in the first quarter of 2006).

•	Total Assets Under Management/Advisory, including the Company’s unconsolidated affiliates, increased 20.0%, or $4.2 billion, over the prior year to $25.4 billion. (Gibraltar had $802 million in Assets Under Management at March 31, 2006).

•	Fee Income, increased 18.0%, over the prior quarter to $37.1 million.

•	Total Balance Sheet Assets at March 31, 2006 were $5.2 billion compared to $3.6 billion a year ago. (Gibraltar had $1.3 billion in total assets at March 31, 2006).

•	Total Deposits increased $1.1 billion, or 41.4%, from March 31, 2005, to $3.8 billion. (Gibraltar had $939 million in total deposits at March 31, 2006).

•	Total Loans increased $1.4 billion, or 62.1%, from March 31, 2005, to $3.8 billion. (Gibraltar had $1.1 billion in total loans at March 31, 2006).

•	Net Interest Income increased 64.6% or $17.1 million over the first quarter 2005, to $43.6 million. (Gibraltar had $14.0 million in net interest income in the first quarter of 2006).

•	Net interest margin, including the impact of trust preferred interest expense, was 4.02%, 34 basis points higher than the 2005 level of 3.68%.

•	Core net interest margin increased 45 basis points to 4.31% from the first quarter of 2005.

•	Increased volume contributed $16.3 million, or 95%, to the increase of net interest income.

•	Increased rates contributed $0.8 million, or 5%, to the increase of net interest income.

•	The Company also announced the continuation of its quarterly cash dividend to shareholders of $0.08 per share.

Timothy L. Vaill, Chairman and Chief Executive Officer, said, “Our results in the first quarter show continuing growth and position us well for 2006 and beyond. We had strong year-over-year growth across our three lines of business – private banking, wealth advisory and investment management. We had robust increases in our revenues, loans, deposits, and assets under management. Even with the strength of the year-over-year results, we experienced the normal seasonal increase in expenses due to payroll taxes as well as continued pressure from a challenging interest rate environment. However, we were pleased that even with this challenging environment we increased our net interest margin.”

“We are very excited about our six new private banking locations which have either just been opened, or are in the process of opening, in Lexington, Beverly and Hingham, Massachusetts; Los Altos, California; New York, New York; and Naples, Florida. While it is unique for us to have this large number of new offices beginning operations concurrently, these initiatives reflect the Company’s increased size and the very attractive demographics in each location. We typically expect a new office to break even in approximately 18 months. While operating leverage is an important metric to us and our shareholders, our strategy is to invest in growth today, periodically at the expense of operating leverage, to deliver shareholder value over the long-term,” stated Walter M. Pressey, President.

“We continue to focus on Cash EPS as a core metric to evaluate the real economic value of our underlying business, particularly in light of stock options expensing which began on January 1. In fact, the difference between our GAAP and Cash earnings is expected to be $0.35 for the full year 2006, excluding Anchor, which will further increase after we close the Anchor acquisition. Including cash earnings, we consistently evaluate our business based on seven metrics underpinning our sustainable growth strategy. Those metrics include: cash earnings, total return to shareholders, cash margins, return on invested capital, executive employee retention, conditions in the high net worth marketplace and new business trends,” stated Robert J. Whelan, Chief Financial Officer.

Mr. Vaill concluded, “We are confident in our financial performance for the full year 2006 because the underlying fundamentals of our business remain strong – we have maintained our net interest margin, have healthy credit quality and have year–over–year organic growth in loans and deposits. In addition, our assets under management and advisory from consolidated subsidiaries continue to increase, yielding important fee income. We are operating in an enormously attractive segment of the financial services market, we have the right strategy, are executing on that strategy and I continue to be optimistic about the future growth of the company.”

First Quarter 2006 Results

Boston Private’s revenues increased 40.2% to $81.9 million for the first quarter 2006, over revenues of $58.4 million for the first quarter 2005. This increase was due to growth achieved in each of the Company’s businesses: private banking, wealth advisory and investment management. Excluding the Gibraltar acquisition, revenues for the first quarter of 2006 would have been $67.8 million as compared to $58.4 million for the first quarter of 2005, an increase of $9.4 million or 16.0%.

The Company’s net interest income increased 64.6% or $17.1 million for first quarter 2006 compared to first quarter 2005. The increase in net interest income in the first quarter of 2006 was due to increased volume of earning assets, which contributed $16.3 million, and rate increases which contributed $0.8 million. Excluding the impact of trust preferred interest expense, the consolidated core net interest margin was 4.31% in the first quarter 2006 as compared to 4.28% in the fourth quarter of 2005. Boston Private’s net interest margin increased 2 basis points to 4.02% in the first quarter 2006 compared to 4.00% in the fourth quarter 2005.

Boston Private’s loan portfolio achieved strong growth year over year with commercial loans up 50.2% and residential loans up 70.8% over the prior year. Commercial loans totaled $2.1 billion and represented 56.1% of the combined loan portfolio. Residential loans totaled $1.4 billion and represented 37.4% of the total portfolio. Combined, the loan portfolio grew 62.1% over the past twelve months. This loan growth was supported by growth in deposits, which increased $1.1 billion, or 41.4%, to $3.8 billion over the March 31, 2005 balance, $2.7 billion.

In Boston Private’s wealth advisory business, fee income increased $290,000 to $4.9 million for the first quarter of 2006.

Investment management fee income for the first quarter 2006 totaled $30.4 million, up 20.8% over first quarter 2005. The increase was due predominantly to the addition of Gibraltar and strong investment performance at certain affiliates.

Assets under management for banks and investment management firms increased by approximately $3.1 billion, or 20.0%, to $18.6 billion at March 31, 2006 from $15.5 billion at March 31, 2005. Including the Company’s unconsolidated affiliates, total assets under management and advisory increased 20.0% to $25.4 billion. Market action, or the general appreciation in the market prices of securities, resulted in an increase of $1.4 billion in assets under management for banks and investment management firms during the first quarter of 2006 on a linked quarter basis. Assets under management for the banks and the investment management firms had net outflows of $123 million for the first quarter.

Operating expenses were $59.7 million for the first quarter 2006, up 37.7% over the first quarter 2005. The main drivers of operating expense growth were operating expenses of the acquired affiliate, incentive compensation and investments in new business initiatives.

Strategic Expansion Developments

On February 27, 2006, Boston Private announced the signing of a definitive agreement to acquire Anchor Holdings LLC, a newly created holding company that will own Anchor Capital and Anchor/Russell. Anchor Capital is a value-style investment adviser specializing in active investment management for families, trusts, and institutions, including foundations and endowments. For the quarter ended December 31, 2005, Anchor Capital had revenues of $5.4 million, or approximately $22 million annualized, net inflows of funds of $273 million and assets under management at year end of approximately $4.1 billion as of December 31, 2005. Anchor / Russell had approximately $450 million in assets under management and approximately $2 million of annualized revenues as of December 31, 2005. This transaction is expected to close in the second quarter of 2006.

Dividend Payment Continues

Concurrent with the release of the first quarter 2006 earnings, the Board of Directors of Boston Private Financial Holdings declared a cash dividend to shareholders of $0.08 per share, reflecting the quarterly earnings performance. The record date for this dividend is May 1, 2006 and the payment date is May 15, 2006.

Cash Earnings

Boston Private calculates its cash earnings by adjusting net income to exclude net amortization of intangibles, and related tax benefits that result from purchase accounting, as well as the impact of certain non-cash share based compensation plans. Over and above GAAP earnings, the Company believes its cash earnings reports the additional value to shareholders generated by purchase accounting adjustments and the non-cash share based compensation plans.

Conference Call

Management will host a conference call to review the Company’s financial performance and business developments on April 27, 2006 at 9 a.m. Eastern time. Interested parties may join the call by dialing 800-867-0731 and the password required is “Boston”. The call will be simultaneously web cast and may be accessed on the Internet by linking through www.bostonprivate.com, www.prnewswire.com , or Yahoo! Finance. A continuous telephone replay will be available beginning at 11:30 a.m. Eastern time. The replay telephone number is (800) 925-9940.

Boston Private Wealth Management Group

Boston Private Financial Holdings, Inc. is a wealth management firm that owns twelve independently-operated affiliate partners across the U.S. These partners comprise the Boston Private Wealth Management Group which provides private banking, financial planning/wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. Through strategic acquisitions in demographically attractive geographic areas, the Company forms wealth management “clusters” that together deliver lifetime financial solutions on a local basis. The Company makes capital resources available to its affiliate partners and works with them on growth strategies, marketing, leadership development, compliance and technology.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions, as well as excluding other significant gains or losses that are unusual in nature. Also included in these non-GAAP measures are net amortization of intangibles, tax benefits related to purchase accounting, stock options and ESPP expense. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Statements in this press release that are not historical facts are forward-looking statements as defined by United States securities laws. Forward-looking statements involve risks and uncertainties. These statements include, but are not limited to, prospects for long term financial performance, the impact on the Company’s results of improved market conditions and prevailing and future interest rates, prospects for growth in balance sheet assets and assets under management and advisory and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control and could cause actual results to differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others, adverse conditions in the capital markets and the impact of such conditions on Boston Private’s investment advisory activities; interest rate compression which may adversely impact net interest income; competitive pressures from other financial institutions which, together with other factors, may affect the Company’s growth and financial performance; the effects of national and local economic conditions; and the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; as well as the other risks and uncertainties detailed in Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

				Acquisition	Same Affiliates
	March 31, 2006	March 31, 2005	% Change	March 31, 2006	March 31, 2006	% Change
FINANCIAL DATA (1):
Total Balance Sheet Assets	$5,231,264	$3,625,349	44.3%	$1,320,883	$3,910,381	7.9%
Stockholders’ Equity	555,690	337,392	64.7%	153,871	401,819	19.1%
Tangible Capital:
Boston Private Bank & Trust	141,979	123,475	15.0%	—	141,979	15.0%
Borel Private Bank & Trust	80,211	63,087	27.1%	—	80,211	27.1%
First Private Bank & Trust	41,694	31,218	33.6%	—	41,694	33.6%
Gibraltar Private Bank & Trust	68,233	—	nm	68,233	—	nm
Investment Securities	585,679	575,927	1.7%	23,794	561,885	(2.4%)
Goodwill	286,595	134,150	113.6%	154,922	131,673	(1.9%)
Intangible Assets	94,681	51,501	83.8%	49,196	45,485	(11.7%)
Commercial and Construction Loans	2,109,229	1,404,507	50.2%	418,945	1,690,284	20.4%
Residential Mortgage Loans	1,405,984	823,274	70.8%	470,254	935,730	13.7%
Home Equity and Other Consumer Loans	243,565	91,504	166.2%	161,936	81,629	(10.8%)

Total Loans	3,758,778	2,319,285	62.1%	1,051,135	$2,707,643	16.7%
Loans Held for Sale	2,842	23,389	(87.8%)	873	1,969	(91.6%)
Allowance for Loan Losses and Off-Balance Sheet Risk	43,511	28,938	50.4%	9,904	33,607	16.1%
Non-performing Loans	4,901	1,552	215.8%	1,888	3,013	94.1%
Other Real Estate Owned	—	—	nm	—	—	nm
Total Non-performing Assets	4,901	1,552	215.8%	1,888	3,013	94.1%
Deposits	3,804,122	2,690,771	41.4%	939,299	2,864,823	6.5%
Borrowings	762,436	516,007	47.8%	119,588	642,848	24.6%
Book Value Per Share	$15.80	$12.06	31.0%
Market Price Per Share	$33.79	$23.75	42.3%
ASSETS UNDER MANAGEMENT AND ADVISORY:
Westfield Capital Management	$9,200,000	$7,492,000	22.8%	—	$9,200,000	22.8%
Boston Private Bank & Trust	2,352,000	2,241,000	5.0%	—	2,352,000	5.0%
Sand Hill Advisors	1,143,000	1,059,000	7.9%	—	1,143,000	7.9%
Boston Private Value Investors	904,000	829,000	9.0%	—	904,000	9.1%
RINET Company	1,203,000	1,033,000	16.5%	—	1,203,000	16.5%
Borel Private Bank & Trust	693,000	584,000	18.7%	—	693,000	18.7%
Dalton, Greiner, Hartman, Maher & Co.	3,489,000	3,287,000	6.1%	—	3,489,000	6.2%
KLS Professional Advisors Group	3,335,000	2,932,000	13.7%	—	3,335,000	13.7%
Gibraltar Private Bank & Trust	802,000	—	nm	802,000	—	nm
Less: Inter-company Relationship	(222,000)	(190,000)	16.8%	—	(222,000)	16.8%

Consolidated Affiliate Assets Under Management and Advisory	$22,899,000	$19,267,000	18.9%	802,000	$22,097,000	14.7%
Coldstream Capital Management	935,000	650,000	43.8%	—	935,000	43.9%
Bingham, Osborn, & Scarborough	1,535,000	1,217,000	26.1%	—	1,535,000	26.1%

Total Unconsolidated Assets Under Management and Advisory	$25,369,000	$21,134,000	20.0%	$802,000	$24,567,000	16.2%
FINANCIAL RATIOS (1):
Stockholders’ Equity/Total Assets	10.62%	9.31%	14.1%
Non-performing Loans/Total Loans	0.13%	0.07%	85.7%
Allowance for Loan Losses/Total Loans	1.02%	1.10%	(7.2%)
Allowance for Loan Losses and Off-Balance Sheet Risk/Total Loans	1.16%	1.25%	(7.2%)
Allowance for Loan Losses and Off-Balance Sheet Risk/Non-performing Assets	887.80%	1864.56%	(52.4%)
Tangible Capital/ Tangible Assets	3.60%	4.41%	(18.4%)

	Three Months Ended			Acquisition	Same Affiliates
	March 31, 2006	March 31, 2005	% Change	March 31, 2006	March 31, 2006	% Change
OPERATING RESULTS (1):
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)	$44,903	$27,626	62.5%	$12,124	$32,779	18.7%
FTE Adjustment	1,335	1,149	16.2%	—	1,335	16.2%

Net Interest Income	43,568	26,477	64.6%	12,124	31,444	18.8%

Investment Management Fees:
Westfield Capital Management	13,739	11,346	21.1%	—	13,739	21.1%
Boston Private Bank & Trust	3,417	3,091	10.5%	—	3,417	10.6%
Sand Hill Advisors	1,542	1,566	(1.5%)	—	1,542	(1.5%)
Boston Private Value Investors	1,632	1,593	2.4%	—	1,632	2.5%
Borel Private Bank & Trust	986	819	20.4%	—	986	20.4%
Gibraltar Private Bank & Trust	1,495	—	nm	1,495	—	nm
Dalton, Greiner, Hartman, Maher & Co.	7,544	6,721	12.2%	—	7,544	12.3%

Total Investment Management Fees	30,355	25,136	20.8%	1,495	28,860	14.8%
Wealth Advisory Fees:
RINET Company	1,940	1,995	(2.8%)	—	1,940	(2.8%)
KLS Professional Advisors Group	2,878	2,556	12.6%	—	2,878	12.6%
Other	51	28	82.1%	—	51	82.1%

Total Wealth Advisory Fees	4,869	4,579	6.3%	—	4,869	6.3%

Other Fees	1,829	1,678	9.0%	268	1,561	(7.0%)

Total Fees	37,053	31,393	18.0%	1,763	35,290	12.4%

Earnings in Equity Investments	772	216	257.4%	—	772	257.4%
Gain on Sale of Loans, Net	457	306	49.3%	199	258	(15.7%)
Gain / (Loss) on Sale of Investments, Net	—	4	(100.0%)	—	—	(100.0%)

Total Fees and Other Income	38,282	31,919	19.9%	1,962	36,320	13.8%

Total Revenue	81,850	58,396	40.2%	14,086	67,764	16.0%

Provision for Loan Losses	1,163	862	34.9%	667	496	(42.5%)

Salaries and Employee Benefits	39,375	28,909	36.2%	6,095	33,280	15.1%
Occupancy and Equipment	6,558	4,712	39.2%	1,208	5,350	13.5%
Professional Services	2,808	2,745	2.3%	527	2,281	(16.9%)
Marketing and Business Development	2,336	1,531	52.6%	502	1,834	19.8%
Contract Services and Processing	1,230	762	61.4%	276	954	25.2%
Amortization of Intangibles	2,875	1,539	86.8%	1,474	1,401	(9.0%)
Other	4,517	3,147	43.5%	1,048	3,469	10.2%

Total Operating Expense	59,699	43,345	37.7%	11,130	48,569	12.1%
Minority Interest	814	573	42.1%	—	814	42.1%

Income Before Income Taxes	20,174	13,616	48.2%	2,289	17,885	31.4%
Income Tax Expense	7,346	4,900	49.9%	938	6,408	30.8%

Net Income	$12,828	$8,716	47.2%	$1,351	$11,477	31.7%

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

	Three Months Ended
	March 31, 2006	March 31, 2005	% Change
RECONCILIATION OF GAAP EARNINGS TO CASH EARNINGS (1):
Net Income (GAAP Basis)	$12,828	$8,716	47.2%
Cash Basis Earnings (2)
Book Amortization of Purchased Intangibles, Net of Tax	1,627	780	108.6%
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,023	1,032	(0.9%)
Stock options and ESPP, Net of Tax	900	585

Total Cash Basis Adjustment	$3,550	$2,397	48.1%

Cash Basis Earnings	$16,378	$11,113	47.4%

	Three Months Ended
	March 31, 2006	March 31, 2005	% Change
PER SHARE DATA: (In thousands, except per share data) (1)
Calculation of Net Income for EPS:
Net Income as reported and for basic EPS	$12,828	$8,716	47.2%
Interest on convertible trust preferred securities, net of tax	765	765	0.0%

Net Income for diluted EPS	$13,593	$9,481	43.4%
Calculation of Average Shares Outstanding:
Weighted average basic shares	34,621	27,522	25.8%
Dilutive effect of:
Stock Options, Stock Grants, and Other	1,425	1,006	41.7%
Forward Agreement	—	228	(100.0%)
Convertible trust preferred securities	3,182	3,182	0.0%

Dilutive potential common shares	4,607	4,416	4.3%
Weighted Average Diluted Shares	39,228	31,938	22.8%
Earnings per Share:
Basic	$0.37	$0.32	15.6%
Diluted	$0.35	$0.30	16.7%
RECONCILIATION OF GAAP EPS TO CASH EPS (1): (on a Diluted Basis)
Earnings Per Share (GAAP Basis)	$0.35	$0.30	16.7%
Cash Basis Adjustment	$0.09	$0.07	28.6%

Cash Basis Earnings Per Diluted Share	$0.44	$0.37	18.9%

	Three Months Ended
	March 31, 2006	March 31, 2005	% Change
OPERATING RATIOS & STATISTICS (1):
Return on Average Equity	9.34%	10.62%	(12.1%)
Return on Average Assets	1.01%	1.04%	(2.9%)
Net Interest Margin	4.02%	3.68%	9.2%
Core Net Interest Margin (3)	4.31%	3.86%	11.7%
Total Fees and Other Income/Total Revenue	46.77%	54.66%	(14.4%)
Efficiency Ratio	69.33%	70.83%	(2.1%)
Net Loans Charged-off	$527	$74	nm
CASH OPERATING RATIOS (1):
Return on Average Equity (4)	11.92%	13.54%	(12.0%)
Return on Average Assets (5)	1.29%	1.32%	(2.3%)

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

	Three Months Ended
	March 31, 2006	March 31, 2005	% Change
AVERAGE BALANCE SHEET:
AVERAGE ASSETS:
Interest-Bearing Cash	$17,509	$2,559	nm
Federal Funds Sold and other	171,998	153,438	12.1%
U.S. Treasuries and Agencies	237,470	214,258	10.8%
Municipal Securities	225,479	228,406	(1.3%)
Corporate Bonds	44,430	32,603	36.3%
Mortgage-Backed Securities	42,343	45,249	(6.4%)
Stock in Federal Home Loan Banks	29,349	20,717	41.7%
Commercial and Construction Loans	2,047,660	1,374,540	49.0%
Residential Mortgage Loans	1,385,586	828,339	67.3%
Home Equity and Other Consumer Loans	244,125	91,417	167.0%

Total Earning Assets	4,445,949	2,991,526	48.6%
Allowance for Loan Losses	(38,201)	(28,412)	34.5%
Goodwill	286,894	132,890	115.9%
Intangible Assets	96,471	53,355	80.8%
Other Assets	280,411	205,600	36.4%

TOTAL AVERAGE ASSETS	$5,071,524	$3,354,959	51.2%

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY:
Savings Accounts	$105,491	$39,287	168.5%
NOW Accounts	343,778	232,872	47.6%
Money Market Accounts	1,744,204	1,159,905	50.4%
Certificates of Deposit	698,943	513,994	36.0%

Total Interest-Bearing Deposits	2,892,416	1,946,058	48.6%
Repurchase Agreements	118,496	102,821	15.2%
FHLB Borrowings	398,699	284,964	39.9%
Junior Subordinated Debentures	234,021	114,434	104.5%
Federal Funds Purchased	10,775	4,633	132.6%

Total Interest-Bearing Liabilities	3,654,407	2,452,910	49.0%
Non-interest Bearing Deposits	729,390	488,205	49.4%
Other Liabilities	138,102	85,644	61.3%

Total Liabilities	4,521,899	3,026,759	49.4%
Stockholders’ Equity	549,625	328,200	67.5%

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$5,071,524	$3,354,959	51.2%

	March 31, 2006	December 31, 2005	% Change
FINANCIAL DATA (1):
Total Balance Sheet Assets	$5,231,264	$5,139,823	1.8%
Stockholders’ Equity	555,690	539,348	3.0%
Tangible Capital:
Boston Private Bank & Trust	141,979	140,446	1.1%
Borel Private Bank & Trust	80,211	77,353	3.7%
First Private Bank & Trust	41,694	39,551	5.4%
Gibraltar Private Bank & Trust	68,233	63,762
Investment Securities	585,679	584,860	0.1%
Goodwill	286,595	286,751	(0.1%)
Intangible Assets	94,681	97,656	(3.0%)
Commercial and Construction Loans	2,109,229	2,039,443	3.4%
Residential Mortgage Loans	1,405,984	1,338,607	5.0%
Home Equity and Other Consumer Loans	243,565	246,190	(1.1%)

Total Loans	3,758,778	3,624,240	3.7%
Loans Held for Sale	2,842	12,883	(77.9%)
Allowance for Loan Losses and Off-Balance Sheet Risk	43,511	42,354	2.7%
Non-performing Loans	4,901	7,900	(38.0%)
Other Real Estate Owned	—	—	nm
Total Non-performing Assets	4,901	7,900	(38.0%)
Deposits	3,804,122	3,748,141	1.5%
Borrowings	762,436	703,379	8.4%
Book Value Per Share	$15.80	$15.50	1.9%
Market Price Per Share	$33.79	$30.42	11.1%
ASSETS UNDER MANAGEMENT AND ADVISORY:
Westfield Capital Management	$9,200,000	$8,325,000	10.5%
Boston Private Bank & Trust	2,352,000	2,310,000	1.8%
Sand Hill Advisors	1,143,000	1,094,000	4.5%
Boston Private Value Investors	904,000	867,000	4.3%
RINET Company	1,203,000	1,129,000	6.6%
Borel Private Bank & Trust	693,000	661,000	4.8%
Dalton, Greiner, Hartman, Maher & Co.	3,489,000	3,259,000	7.1%
KLS Professional Advisors Group	3,335,000	3,140,000	6.2%
Gibraltar Private Bank & Trust	802,000	757,000
Less: Inter-company Relationship	(222,000)	(203,000)	9.4%

Consolidated Affiliate Assets Under Management and Advisory	$22,899,000	$21,339,000	7.3%
Coldstream Capital Management	935,000	900,000	3.9%
Bingham, Osborn, & Scarborough	1,535,000	1,415,000	8.5%

Total Unconsolidated Assets Under Management and Advisory	$25,369,000	$23,654,000	7.3%
FINANCIAL RATIOS (1):
Stockholders’ Equity/Total Assets	10.62%	10.49%	1.2%
Nonperforming Loans/Total Loans	0.13%	0.22%	(40.4%)
Allowance for Loan Losses/Total Loans	1.02%	1.04%	(1.9%)
Allowance for Loan Losses and Off-Balance Sheet Risk/Total Loans	1.16%	1.17%	(0.7%)
Allowance for Loan Losses and Off-Balance Sheet Risk/Non-performing Assets	887.80%	536.13%	65.6%
Tangible Capital/Tangible Assets	3.60%	3.26%	10.5%

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

	Three Months Ended
	March 31, 2006	December 31, 2005	% Change
OPERATING RESULTS (1):
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)	$44,903	$45,218	(0.7%)
FTE Adjustment	1,335	1,302	2.5%

Net Interest Income	43,568	43,916	(0.8%)

Investment Management Fees:
Westfield Capital Management	13,739	12,668	8.5%
Boston Private Bank & Trust	3,417	3,354	1.9%
Sand Hill Advisors	1,542	1,522	1.3%
Boston Private Value Investors	1,632	1,612	1.2%
Borel Private Bank & Trust	986	956	3.1%
Gibraltar Private Bank & Trust	1,495	1,369
Dalton, Greiner, Hartman, Maher & Co.	7,544	6,640	13.6%

Total Investment Management Fees	30,355	28,121	7.9%
Wealth Advisory Fees
RINET Company	1,940	2,084	(6.9%)
KLS Professional Advisors Group	2,878	2,848	1.1%
Other	51	61	(16.4%)

Total Wealth Advisory Fees	4,869	4,993	(2.5%)

Other Fees	1,829	1,516	20.6%

Total Fees	37,053	34,630	7.0%

Earnings in Equity Investments	772	503	53.5%
Gain on Sale of Loans, Net	457	471	(3.0%)
Gain / (Loss) on Sale of Investments, Net	—	(20)	(100.0%)

Total Fees and Other Income	38,282	35,584	7.6%

Total Revenue	81,850	79,500	3.0%

Provision for Loan Losses	1,163	2,070	(43.8%)

Salaries and Benefits	39,375	35,929	9.6%
Occupancy and Equipment	6,558	6,447	1.7%
Professional Services	2,808	3,080	(8.8%)
Marketing and Business Development	2,336	2,048	14.1%
Contract Services and Processing	1,230	1,224	0.5%
Amortization of Intangibles	2,875	3,018	(4.7%)
Other	4,517	3,911	15.5%

Total Operating Expense	59,699	55,657	7.3%
Minority Interest	814	1,032	(21.1%)

Income Before Income Taxes	20,174	20,741	(2.7%)
Income Tax Expense	7,346	7,583	(3.1%)

Net Income	$12,828	$13,158	(2.5%)

	Three Months Ended
	March 31, 2006	December 31, 2005	% Change
RECONCILIATION OF GAAP EARNINGS TO CASH EARNINGS (1):
Net Income (GAAP Basis)	$12,828	$13,158	(2.5%)
Cash Basis Earnings (2)
Book Amortization of Purchased Intangibles, Net of Tax	1,627	1,641	(0.9%)
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,023	1,032	(0.9%)
Stock options and ESPP, Net of Tax	900	833

Total Cash Basis Adjustment	3,550	3,506	1.3%

Cash Basis Earnings	$16,378	$16,664	(1.7%)

	Three Months Ended
	March 31, 2006	December 31, 2005	% Change
PER SHARE DATA: (In thousands, except per share data) (1)
Calculation of Net Income for EPS:
Net Income as reported and for basic EPS	$12,828	$13,158	(2.5%)
Interest on convertible trust preferred securities, net of tax	765	765	0.0%

Net Income for diluted EPS	$13,593	$13,923	(2.4%)
Calculation of Average Shares Outstanding:
Weighted average basic shares	34,621	34,219	1.2%
Dilutive effect of:
Stock Options, Stock Grants, and Other	1,425	1,623	(12.2%)
Forward Agreement	—	—	nm
Convertible trust preferred securities	3,182	3,182	0.0%

Dilutive potential common shares	4,607	4,805	(4.1%)
Weighted Average Diluted Shares	39,228	39,024	0.5%
Earnings per Share:
Basic	$0.37	$0.38	(2.6%)
Diluted	$0.35	$0.36	(2.8%)
RECONCILIATION OF GAAP EPS TO CASH EPS (1): (on a Diluted Basis)
Earnings Per Share (GAAP Basis)	$0.35	$0.36	(2.8%)
Cash Basis Adjustment	$0.09	$0.09	0.0%

Cash Basis Earnings Per Diluted Share	$0.44	$0.45	(2.2%)

OPERATING RATIOS & STATISTICS (1):
Return on Average Equity	9.34%	10.00%	(6.6%)
Return on Average Assets	1.01%	1.03%	(2.1%)
Net Interest Margin	4.02%	4.00%	0.5%
Core Net Interest Margin (3)	4.31%	4.28%	0.7%
Total Fees and Other Income/Total Revenue	46.77%	44.76%	4.5%
Efficiency Ratio	69.33%	65.92%	5.2%
Net Loans Charged-off / (Loan Recoveries)	$527	($40)	nm

(1)	The Company adopted FAS 123(R) on January 1, 2006 and elected the modified retrospective application transition method. Under the modified retrospective application method, all prior quarters have been restated.

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

(2)	The Company calculates its cash earnings by adjusting net income to exclude the amortization of the purchased intangibles (net of tax), the tax benefit on the portion of the purchase price which is deductible over a 15 year life, and certain non-cash share based compensation plans (net of tax). The tax savings are deferred under GAAP accounting but are included in cash earnings since the tax savings (lower tax payment) will be retained unless the acquired company is sold. The Company uses certain non-GAAP financial measures, such as Cash Earnings, to provide information for investors to effectively analyze financial trends of ongoing business activities.

(3)	The Company defines Core Net Interest Margin as Net Interest Margin excluding the interest expense on the Junior Subordinated Debentures. The Company utilizes Trust Preferred Securities to assist in the funding of acquisitions and believes it is useful to compare Net Interest Margin excluding the impact of this acquisition funding vehicle.

(4)	The Company calculates Return on Average Equity on a cash basis as Cash Basis Earnings divided by Average Equity.

(5)	The Company calculates Return on Average Assets on a cash basis as Cash Basis Earnings divided by Average Assets.